Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATION OF

PREFERENCES, RIGHTS AND LIMITATIONS OF

SERIES D CONVERTIBLE VOTING PREFERRED STOCK OF

KIROMIC BIOPHARMA, INC.

Kiromic Biopharma, Inc., a corporation organized under and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

FIRST: The name of the Corporation is Kiromic Biopharma, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 21, 2017. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 15, 2021.

SECOND: The Corporation’s Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock was filed with the Secretary of State of the State of Delaware on April 1, 2024.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the Delaware General Corporation Law adopted resolutions to amend Paragraph 2(a) of the Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock to read in its entirety as follows:

Section 2. Designation, Amount and Par Value; Assignment; Ranking.

(a)The distinctive serial designation of the series of Preferred Stock designated by this Certificate of Designation shall be designated as the Corporation’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”). The number of shares of Series D Preferred Stock so designated shall be 20,000. The Series D Preferred Stock shall have a par value of $0.0001 per share.

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IN WITNESS WHEREOF, Kiromic Biopharma, Inc. has caused this Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock to be executed by its duly authorized officer this 24th day of June 2024.

By: Pietro Bersani, CEO

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION]

ANNEX A-1

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER

IN ORDER TO CONVERT SHARES OF SERIES C PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series C Preferred Stock indicated below, represented by stock certificate No(s).      (the “Preferred Stock Certificates”), into shares of Common Stock of Kiromic Biopharma, Inc., a Delaware corporation (the “Corporation”),. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Delaware Secretary of State on March      , 2024.

The undersigned Holder’s right to convert the shares of Series C Preferred Stock is subject to the Maximum Percentage described in Section 6(f) of the Certificate of Designation. Therefore, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with any Attribution Parties), including the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock subject to this Notice of Conversion, but excluding (i) exercise of the remaining, unconverted portion of the Series C Preferred Stock beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein, is 9.99%.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series C Preferred Stock owned prior to Conversion:

Number of shares of Series C Preferred Stock to be Converted:

Number of Units to be Issued:

Address for delivery of physical certificates:

Or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

HOLDER

By:

Name:

Title:

Date: